Exhibit 99.1

Simula, Inc.
7822 South 46th Street Phoenix, AZ 85044-5354 USA voice: 602.631.4005 fax: 602.631.9005
www.simula.com

Simula Contact:
Bradley P. Forst
Chief Executive Officer
602.631.4005

Simula Amends 2003 First And Second Quarter Reports On Forms 10-Q To Reflect Merger Expenses; Merger Consideration To Shareholders Is Not Affected

PHOENIX, Arizona – November 6, 2003, Simula, Inc. (AMEX: SMU), said today that it is filing amendments to its Forms 10-Q for the periods ended March 31, 2003 and June 30, 2003. Transaction costs incurred in connection with the merger with Armor Holdings, Inc. (NYSE:AH) and an earlier sale of a business unit had previously been capitalized in the financial statements contained in such Forms 10-Q. The financial statements have been amended to more appropriately reflect the transaction costs as expenses during the periods incurred.

The merger and merger consideration to be paid to Simula’s shareholders is not affected by the accounting changes to previously reported results, as the merger consideration formula is not based on historical results, Simula said.

Simula also indicated that it is close to completing its proxy statement for the proposed merger with Armor and expects to distribute the proxy statement to shareholders in the near future in connection with a special shareholders’ meeting to be held in early December. The amount of the merger consideration that will be paid by Armor to Simula’s shareholders in connection with the merger will be determined shortly before the date of the special shareholders’ meeting and is subject to numerous variables that affect the final calculation of the total merger consideration. Provided that the closing of the merger occurs prior to December 31, 2003, Simula’s management currently estimates that a reasonable projection of the total merger consideration payable by Armor to Simula’s shareholders will range from approximately $39 million to $44 million, or from approximately $2.90 per share to $3.25 per share. This projected range is based on Simula’s calculations and internal projections, which are subject to numerous variables. Subject to such projections and variables, as of September 30, 2003, the total merger consideration would have been $3.27 per share and Simula estimates that as of December 1, 2003, the total merger consideration will be $3.13 per share. Simula said, however, that these estimated projections are subject to adjustment, and there is no floor, or minimum, on the merger consideration to be paid by Armor for each share of Simula common stock under the merger agreement. Simula will provide its shareholders updated information regarding the calculation of the per share merger consideration prior to the shareholders’ meeting by the issuance of press releases, the filing of Forms 8-K under Section 13 or 15(d) of the Securities Exchange Act of 1934 with the Securities and Exchange Commission, and the posting of the press releases and Forms 8-K on Simula’s website at: www.simula.com. More complete information will be available in Armor’s registration statement on Form S-4 and Simula’s proxy statement.

Simula designs and makes systems and devices that save human lives. Its core markets are military aviation safety, military personnel safety, and land and marine safety. Simula’s core technologies include energy-absorbing seating systems, inflatable restraints, advanced polymer materials, lightweight transparent and opaque armor products, emergency bailout parachutes and military personnel protective equipment. For more information, go to www.simula.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: This news release contains forward-looking statements that involve risks and uncertainties that may cause Simula’s actual experience to differ materially from that which is anticipated. These forward-looking statements include statements about Simula’s prospective merger, the merger consideration per share to be paid to Simula’s shareholders, and impact of accounting changes. Actual results may differ materially from those projected. Risks include those described herein, in Simula’s press releases, and in Simula’s periodic reports filed with the U.S. Securities and Exchange Commission.